UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2011
ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO	80027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 381-4683
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On October 6, 2011, Zayo Group, LLC (“Zayo”) entered into a Stock Purchase Agreement (the “Agreement”) with 360 Networks Corporation, a British Columbia corporation; 360 Networks (fiber holdco) Ltd., a British Columbia corporation; and 360 Networks (fiber subco) Ltd., a British Columbia corporation (collectively, the “Sellers”).
Upon the close of the transaction contemplated by the Agreement, Zayo will acquire 100 percent of the outstanding capital stock of 360networks Holdings (USA) Inc., (“360networks”) a Nevada corporation and a wholly owned subsidiary of the Sellers (the “Acquisition”). The purchase price, subject to certain adjustments at closing and post-closing, is $345,000,000. The Agreement is subject to customary closing conditions (including regulatory approval) and provides for customary representations, warranties, covenants and agreements, including, among others, that each party will use commercially reasonable efforts to complete the acquisition.
In connection with the Agreement, Zayo has obtained a debt commitment letter that, subject to customary closing conditions, commits certain lenders to provide financing for Zayo in an amount sufficient to permit Zayo, together with cash on hand, to make all payments required to be made to the Sellers in connection with the closing of the Acquisition.
360networks operates over 18,000 route miles of intercity and metro fiber network across 22 states and British Columbia. 360networks’ intercity network interconnects over 70 markets across the central and western United States, including 23 Zayo fiber markets and a number of new markets such as Albuquerque, Bismarck, Des Moines, San Francisco, San Diego and Tucson. In addition to its intercity network, 360networks operates over 800 route miles of metropolitan fiber networks across 26 markets, including Seattle, Denver, Colorado Springs, Omaha, Sacramento, and Salt Lake City. The resulting combined fiber network will total over 42,000 route miles and nearly two million fiber miles.
On October 7, 2011, Zayo issued a press release announcing the foregoing agreement. A copy of the press release is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 7, 2011
The information contained in Exhibits 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.
In addition, investors should take into consideration, with respect to the Company, those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011, including those under the heading “Risk Factors.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer

DATED: October 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 7, 2011